Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 25, 2005 (except for the fifth paragraph of Note 1, as to which the date is April 15, 2005), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-122156) and related Prospectus of XenoPort, Inc. for the registration of its common stock.

/s/ ERNST & YOUNG LLP

San Jose, California

May 26, 2005